EXHIBIT 2.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 28th day of 1 October 2011, by and between As Seen on TV, Inc., a Florida corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Investors (the “Offering”), and the Investors desire to purchase from the Company, upon the terms and conditions stated in this Agreement, a minimum of 80 units and a maximum of 180 units, with each unit (each, a “Unit”) consisting of: (a) 62,500 shares (the “Shares”) of common stock, par value $.0001 per share (the “Common Stock”), and (b) warrants (the “Warrants”) to purchase (subject to adjustment) 62,500 shares of Common Stock at an exercise price of $1.00 (the “Warrant Shares”), in the form attached as Exhibit B to the Company’s Confidential Private Placement Memorandum, dated October 4, 2011 (the “Memorandum”), upon the terms and conditions set forth in this Agreement.  The Company and National Securities Corporation (the “Placement Agent”) may agree to issue up to an additional 27 Units to cover investor over-allotments, if any (the “Over-Allotment”);

WHEREAS, the Shares and the Warrants issued pursuant to this Agreement are collectively referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1

Purchase and Sale of the Shares and Warrants.

1.1

Issuance and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, the number of Shares and Warrants set forth opposite each Investor’s name on the Signature Page hereto (the “Purchase Price”), in exchange for the Purchase Price.

1.2

Payment.  The Investor is enclosing with its delivery of its Signature Page hereto a check payable to, or will promptly make a wire transfer payment to, “Signature Bank, Escrow Agent for As Seen on TV, Inc.” in the full amount of the purchase price of the Units being subscribed for (the “Purchase Price”).  Wire instructions are as follows:

Bank Name: Signature Bank

ABA Number: 026013576

A/C Name: Signature Bank, as Agent for As Seen on TV, Inc.

A/C Number: 1501694742

FBO: Investor Name

Social Security Number

Address

———————

Will be filled in at the time of the First Closing to reflect such date.

All payments made by check as provided in this Section 1.2 shall be promptly deposited by the Company or National Securities Corporation (in its capacity as the “Placement Agent”) with Signature Bank (the “Escrow Agent”), and all payments hereunder shall be held in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) a Closing (as defined below), (b) the rejection of such proposed investment by the Company or the Placement Agent and (c) the termination of the Offering by the Company or the Placement Agent.

1.3

Closing.

(a)

First Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company at the first closing, such number of Units set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”).  The date of the First Closing is hereinafter referred to as the “First Closing Date.”  Notwithstanding anything to the contrary in this Agreement, a minimum of 80 Units ($4,000,000) will be issued and sold at the First Closing (the “Minimum Offering Amount”).

(b)

Subsequent Closing(s).  The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Units set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”).   There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).  Notwithstanding the foregoing, the maximum number of Units to be sold at the First Closing and all Subsequent Closings shall be 207 Units ($10,350,000), inclusive of the Over-Allotment.

The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.”  The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.”

(c)

Closing Location.  All Closings shall occur within the time periods set forth in the Memorandum at the offices of the Company, 14044 Icot Boulevard, Clearwater, Florida  33760 (or remotely via the exchange of documents and signatures).

(d)

Closing Deliveries.  At or within 3 business days of each Closing, the Company shall deliver to the Placement Agent (on behalf of the Investors) against delivery by the Investors of the Purchase Price (as provided above) duly executed certificates representing the Shares and the Warrants.

(e)

Placement Agent Closing Conditions.  In addition to the receipt of the Minimum Offering Amount in the Escrow Account in cleared funds, the First Closing is conditioned upon the satisfaction of the Placement Agent Closing Conditions, any or all of which may be waived at the exclusive discretion of the Placement Agent.

2

1.4

Additional Definitions.  For purposes of this Agreement, certain capitalized terms are defined under Appendix A.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit B (the “Schedule of Exceptions”), the following:

2.1

Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 2.1.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

2.2

Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below).  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4

No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the Warrant Shares issuable upon exercise of the Warrants and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement, (ii) the filing with the Commission pursuant to the registration rights provisions contained herein, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the Warrant Shares issuable upon exercise of the Warrants and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

2.6

Issuance of the Securities.  The Securities and the Warrant Shares issuable upon exercise of the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  As of the date hereof, the Company has reserved from its duly authorized capital stock such number of shares of Common Stock sufficient to cover the maximum number of shares of Common Stock issuable pursuant to the Warrants, the Warrants issuable to the Placement Agent and assuming that the Company’s outstanding convertible debentures, including up to six months of actual accrued interest, convert into Common Stock at a price of $0.64 per share upon consummation of the First Closing into an aggregate of approximately 3,984,375 shares of common stock.

2.7

Capitalization.  The capitalization of the Company is as set forth on Schedule 2.7, which Schedule 2.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 2.7, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as set forth on Schedule 2.7 and pursuant to this Agreement no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 2.7, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as set forth on Schedule 2.7, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders other than the Lockup Agreements.

2.8

SEC Reports; Financial Statements.  Subject to SEC comments to the Company’s registration statement on Form S-1 filed with the Commission on November 23, 2010, as amended (File No. 333-170778) (the “Outstanding Registration Statement”) and as set forth on Schedule 2.8, since May 28, 2010, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Subject to SEC comments to the Outstanding Registration Statement and as set forth on Schedule 2.8 as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since May 28, 2010, the Company has not been an issuer subject to Rule 144(i) under the Securities Act. Subject to SEC comments to the Outstanding Registration Statement, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Subject to SEC comments to the Outstanding Registration

Statement and as set forth on Schedule 2.8 such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9

Material Changes; Undisclosed Events, Liabilities or Developments.  Subject to SEC comments to the Outstanding Registration Statement and as set forth on Schedule 2.8 since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or Schedule 2.9:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except as set forth on Schedule 2.9, the Company does not have pending before the Commission any request for confidential treatment of information.  Subject to SEC comments to the Outstanding Registration Statement and Schedule 2.8, except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 2.9, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

2.10

Litigation.  Except as set forth on Schedule 2.10, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 2.10, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company which could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11

Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12

Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.13

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.14

Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.15

Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.16

Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Minimum Offering Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.17

Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or Schedule 2.17, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.18

Sarbanes-Oxley; Internal Accounting Controls.  Subject to SEC comments to the Outstanding Registration Statement and Schedule 2.18 the Company and the Subsidiaries are in compliance with any and all applicable requirements for a “smaller reporting company” of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-

15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.

2.19

Certain Fees.  Other than the fees payable to the Placement Agent pursuant to the Placement Agent Agreement as disclosed in the Memorandum and fees payable to certain Finra member firms as set forth on Schedule 2.19 hereto, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.20

Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

2.21

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.22

Registration Rights.  Other than each of the Investors, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except as provided under (i) the Outstanding Registration Statement, (ii) the Company’s Registration Rights Agreement dated May 27, 2011 as filed as an exhibit to the Company’s Current Report on Form 8-K dated May 27, 2011 and (iii) the Company’s Securities Purchase Agreement, dated August 29, 2011 as filed as an exhibit to the Company’s Current Report on Form 8-K dated August 31, 2011.

2.23

Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 2.23, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.24

Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.25

Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedule of Exceptions to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.26

No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.27

Solvency.  Based on the consolidated financial condition of the Company as of the First Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Minimum Offering Amount: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 2.27 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.28

Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

2.29

No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

2.30

Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.31

Accountants.  The Company’s accounting firm is set forth on Schedule 2.31 of the Schedule of Exceptions.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

2.32

No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, except as set forth on Schedule 2.32, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

2.33

Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that to its knowledge each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.34

Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities and which may be due to other Finra member firms as provided in Schedule 2.19 hereto.

2.35

Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

2.36

Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.37

U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

2.38

Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.39

Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3

Representations and Warranties of the Investors.  Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1

Authorization.  Investor (i) if a natural person, represents that Investor has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof and to purchase and hold the Securities the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Investor is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Investor is a party or by which it is bound.

3.2

Purchase Entirely for Own Account.  The Securities to be purchased by the Investor will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities.

3.3

Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Units.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering of the Securities.  The Investor acknowledges receipt of the Memorandum, including, without limitation, copies of certain of the  Company’s SEC Reports which are included in Annex A thereto, and copies of the Company’s other SEC Reports, which are available electronically through the SEC’s EDGAR system.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4

Investment Experience.  Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.5

Accredited Investor.  The Investor meets the requirements of at least one of the suitability standards for an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and as set forth on the Accredited Investor Certification.

3.6

Restricted Securities.  Investor understands that the Securities (and the Warrant Shares issuable upon the Warrants) that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.7

High Risk and Speculative Investment.  Investor recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the risk factors set forth in the Memorandum, the SEC Reports and the following: (a) the Company requires funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Securities and the Warrant Shares issuable upon exercise of the Warrants is extremely limited; (e) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock included in the Units; and (f) that the Securities may not successfully become actively traded.  Investor has reviewed the Risk Factors which are set forth in the Memorandum.

3.8

Use of Proceeds.  Investor acknowledges and understands that the proceeds from the sale of the Securities are expected to be used by the Company in the manner set forth in the Memorandum.

3.9

Registration Statement.  Investor was not aware of the Outstanding Registration Statement prior to being contacted by the Placement Agent with regard to the purchase of the Securities pursuant to this Agreement.

3.10

General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented in any seminar or any other general solicitation or general advertisement.

3.11

Fees.  Other than the fees payable to the Placement Agent which are set forth in detail in the Memorandum, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents.   The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.12

Legends.  It is understood that the certificates evidencing the Shares and the Warrants (and the equity securities issuable upon conversion and exercise thereof, respectively) may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

3.13

For ERISA plans only.  The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  Investor fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, Investor fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates

3.14

Investor should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Investor represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals2 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

———————

2

These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.15

To the best of Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  Investor agrees to promptly notify the Company and the Selling Agent should Investor become aware of any change in the information set forth in these representations.  Investor understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Investor, either by prohibiting additional subscriptions from Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Selling Agent may also be required to report such action and to disclose Investor’s identity to OFAC.  Investor further acknowledges that the Company may, by written notice to Investor, suspend the redemption rights, if any, of Investor if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Selling Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

3.16

To the best of Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor  is  acting  as  agent or  nominee  in connection with this investment is a senior foreign political figure,3 or any immediate family4 member or close associate5 of a senior foreign political figure, as such terms are defined in the footnotes below.

3.17

If Investor is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Investor represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4

Conditions of the Investors’ Obligations at Closing.  The obligation of each Investor to purchase the Units at a Closing is subject to the fulfillment to the Placement Agent’s satisfaction or waiver, on or prior to the Closing Date, of the Placement Agent Closing Conditions and other closing conditions set forth in the Placement Agency Agreement.

———————

3

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

4

“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

5

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

5

Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investors:

5.1

Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2

Payment of Purchase Price.  The Investors shall have delivered the Purchase Price specified in Section 1.1.

6

Per Share Purchase Price Protection.

6.1

As to each Purchaser, from the date hereof until the 24 month anniversary of the Final Closing Date, if and whenever the Company, directly or indirectly, issues or sells (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Per Share Purchase Price, such issuance shall be deemed to have occurred for less than the Per Share Purchase Price on such date of the Dilutive Issuance, as defined below, at such effective price) any shares of Common Stock or Common Stock Equivalents (including the issuance or sale of shares of Common Stock or Common Stock Equivalents owned or held by or for the account of the Company) for a consideration per share that is less than the Per Share Purchase Price (adjusted for stock splits, combinations, dividends and the like occurring after the Final Closing Date) (such lesser price is referred to herein as the “Discounted Per Share Purchase Price”) (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Company shall issue to such Investor, without the payment of additional consideration, in connection with such Dilutive Issuance, a number of additional shares of Common Stock equal to the product of (i) the fraction obtained by dividing (A) the sum of the number of Initial Shares (as defined below) and Additional Shares (as defined below) then held by such Investor on the date of the Dilutive Issuance by (B) the sum of the number of Initial Shares issued to such Investor on the Closing Date and all Additional Shares issued to such Investor after the Closing Date, multiplied by (ii) the difference between (A) the aggregate number of shares of Common Stock that would have been issued to such Investor at the Closing if the applicable portion of the Purchase Price was divided by the Discounted Per Share Purchase Price minus (B) the aggregate number of shares of Common Stock equal to the sum of the Initial Shares, plus, to the extent there has been a previous issuance of Additional Shares to such Investor, the number of Additional Shares previously issued to such Investor.  For purposes of this Section 6.1, (I) “Additional Shares” means, with respect to the applicable Investor, shares of Common Stock issued to such Investor pursuant to this Section 6.1 (adjusted for stock splits, combinations, dividends and the like occurring after the Closing Date); and (II) “Initial Shares” means, with respect to the applicable Investor, the number of shares of Common Stock issued to such Investor on such Investor’s Closing (adjusted for stock splits, combinations, dividends and the like).  Notwithstanding anything herein to the contrary, in the event the Registration Statement is then effective the Additional Shares shall be issued pursuant to the Registration Statement free of any restrictions or legends via the DWAC system to a DTC account specified by the Investor, and if not, in certificated form.

6.2

If shares of Common Stock or Common Stock Equivalents are issued for a consideration other than cash, the per share price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. For the purposes of this Section 6, the “price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of any Common Stock Equivalents” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of such Common Stock Equivalents and upon conversion, exercise or exchange of such Common Stock Equivalents. The Company may not refuse to issue to a Investor Additional Shares hereunder based on any claim that such Investor or anyone associated or affiliated with such Investor has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained. Nothing herein shall limit an Investor’s right to pursue actual damages for the Company’s failure to deliver Additional Shares hereunder, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  On the date of closing of any transaction pursuant to which securities are issued for a Discounted Per Share Purchase Price, the Company shall give each of the Investors written notice thereof. Notwithstanding anything to the contrary herein in this Section 6, this Section 6 shall not apply to an Exempt Issuance. The Company acknowledges and agrees that the right set forth in this Section 6 is a right granted by the Company, separately, to each Investor

7

Indemnification.  The Investors, severally and not jointly, agree to indemnify and hold harmless the Company, the Placement Agent, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

The Company agrees to indemnify and hold harmless the Investors and any of Investors’ general partners, employees, officers, directors, members, agents and other representatives from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company herein or in any other document delivered in connection with this Agreement.

8

Piggy-Back Registration Rights and Indemnification.

8.1

Piggy-Back Rights.  As used in this Section 8.1:

“Effective Date” shall mean the date the Registration Statement is declared effective by the Commission.

“Prospectus” shall mean the prospectus included in the Registration Statement (including  a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” shall mean any shares of Common Stock included in the Units and issuable upon exercise of the Warrants, together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

“Registration Statement” shall mean a registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(a)

If, at any time during the period beginning on the day after the First Closing Date and ending on the sooner of (A) the day falling 12 months after the Final Closing Date and (B) when the Registrable Securities may be sold without restriction and without volume limitations pursuant to Rule 144 of the Securities Act, the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than filings made with respect to the Outstanding Registration Statement or any Registration Statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans (a “Registration”), then the Company shall promptly send to the Investor a written notice of such determination and if, within 15 days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities the Investor requests to be registered provided, however, that (A) if such registration involves an underwritten public offering, the Investor requesting such registration must sell its Registrable Securities to the underwriters on the same terms (to the extent applicable) as apply to the Company and (B) if, at any time after giving such written notice of its intention to register its equity securities and prior to the Effective Date of the Registration Statement filed in connection with such registration, the Company shall, for any reason, terminate its attempt to register such equity securities, the Company shall give written notice to the Investor and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(b)

If a Registration involves an underwritten public offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock proposed to be included in such Registration exceeds the largest number of shares of Common Stock that can be sold without having an adverse effect on such public offering (the “Maximum Offering Size”), the Company will include in such Registration only that number of shares of Common Stock which does not cause the Maximum Offering Size to be exceeded, in the following order of priorities: (A) first, all securities the Company proposes to sell for its own account, (B) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of registration rights existing on or prior to the date hereof, (C) third, the securities requested to be registered by the Investor and (D) fourth, the securities requested to be registered by other holders of securities entitled to participate in the Registration.  If as a result of the provisions of this Section 8.1(b), the Investor is not entitled to include all such Registrable Securities in such registration, the Investor may elect to withdraw its request to include any Registrable Securities in such registration.

(c)

If the Company undertakes a Registration, the Company shall:

(i)

Notify the Investor as promptly as reasonably possible of any of the following events: (I) if the Commission issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding for that purpose; (II) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any action, claim, suit, investigation or proceeding for such purpose; or (III) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Investor in accordance with this paragraph, then the Investor shall suspend the use of the Prospectus until the Company (i) provides copies of a supplemented or amended Prospectus, or (ii) advises in writing that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated by reference therein for a period not to exceed 60 consecutive days (or 120 days in the aggregate in any calendar year) if there occurs or exists any pending corporate development the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, be harmful to the business, operations, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

(ii)

Deliver to the Investor, which delivery may be made electronically, by the fifth business day after a Investor request, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor may reasonably request;

(iii)

To the extent required by law, prior to registration hereunder, use its reasonable efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as the Investor requests in writing and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (I) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Section 8.1(c), or (II) subject itself to taxation; and

(iv)

Comply in all material respects with all applicable rules and regulations of the Commission and the principal stock exchange or market on which the Common Stock is then listed or eligible for trading.

(d)

The Placement Agent, on behalf of the Investors, shall have the right to select one legal counsel to review and oversee any Registration (“Legal Counsel”) at the Company’s expense subject to the fee and expense limitations set forth Section 8.1(F) below.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(e)

The Company shall pay all reasonable fees and expenses incident to a Registration by the Company, including (A) all registration and filing fees and expenses (including those related to filings with the Commission, in connection with applicable state securities or “blue sky” laws and to the securities exchange in which the Company’s common stock then trades or is quoted), (B) printing expenses (including expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Investor), (C) messenger, telephone and delivery expenses, (D) fees and disbursements of counsel for the Company, (E) fees and expenses of all other Persons retained by the Company in connection with the Registration and (F) fees and expenses of Legal Counsel not to exceed $10,000 in the aggregate (including any fees payable by the Company under Section 7.1(d) of the Securities Purchase Agreement dated August 29, 2011).  Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of the Registrable Securities being registered shall pay all commissions and underwriting discounts with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly) other than Legal Counsel.

(f)

In connection with the preparation of a registration statement including the Registrable Securities pursuant to this Section 8, Investor agrees to furnish to the Company a completed questionnaire in a form acceptable to the Company upon request.  Investor agrees further to supplement the questionnaire as necessary to enable the Company to respond to comments, if any, received by the Commission.  The Company shall not be required to include any Investor that does not complete, date and execute a selling stockholder questionnaire.

8.2

Indemnification.

(a)

Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and all of its members, officers and employees (and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act) (collectively, the “Indemnitees”), from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Indemnitees for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitees specifically for use in preparation of the Registration Statement; provided, further, however, that the foregoing indemnification shall not inure to the benefit of any Indemnitee who failed to deliver a final Prospectus or an amendment or supplement thereto (provided by the Company to such Indemnitee in the requisite quantity and on a timely basis to permit proper delivery on or prior to the relevant transaction date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement of a material fact contained in any Prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission was cured in such final Prospectus or amendment or supplement thereto.

(b)

Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and such Investor will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 8.2(b) be greater in amount than the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c)

Conduct of Indemnification Proceedings. If any action, claim, suit, investigation or proceeding (a “Proceeding”) shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to participate therein, and to the extent that it shall wish to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties. If there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, further, that no Indemnifying Party shall be responsible for the fees and expense of more than one separate counsel for all Indemnified Parties. The Indemnifying Party shall not settle an action without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such reasonable fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

8.3

Contribution. If a claim for indemnification under Section 8.2 is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8.2, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8.2 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8.3, the Investor shall not be required to contribute, in the aggregate, any amount which exceeds the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9

Miscellaneous.

9.1

Survival of Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year.  The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors.  The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

9.2

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Warrants sold hereunder or any Common Stock issued upon exercise thereof).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of

New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

9.4

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.5

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6

Notices.  Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investors to:

The addresses sent forth on the signature pages attached.

If to Company, to:

As Seen on TV, Inc.

14044 Icot Blvd.,

Clearwater, Florida 33760

Attention: Chief Executive Officer

Fax:  (727) 330-7843

With a copy to:

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, FL 33301

Attn:  Brian Pearlman, Esq.

Fax:  (954) 523-7009

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

9.7

Transaction Expenses; Enforcement of Transaction Documents.  The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.   If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

9.8

Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Holders (as defined below).  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 9.8 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. For purposes hereof, “Requisite Holder(s)” shall mean holders of Shares representing at least 66% of the aggregate amount of Shares issued in the Offering.

9.9

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.10

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

9.11

Independent Nature of Investors.  The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Units pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor represents and warrants that it has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Quintairos, Prieto, Wood & Boyer, P.A. has served as counsel to the Company only, and the Investors cannot rely upon Quintairos, Prieto, Wood & Boyer, P.A. in any manner with regard to their decision to participate in the transactions contemplated hereby.  Each Investor also acknowledges and understands that Littman Krooks LLP has served as counsel to the Placement Agent only and the Investors cannot rely upon Littman Krooks LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

AS SEEN ON TV, INC.

By:

Steve Rogai

Name:

Steve Rogai

Title:

Chief Executive Officer

Investors:

[TO SIGN AND COMPLETE SIGNATURE PAGE ANNEXED HERETO]

By execution and delivery of this signature page, you are agreeing to become an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among As Seen on TV, Inc., a Florida corporation (the “Company”) and the Investors (as defined in the Purchase Agreement), dated as of ________ 6__, 2011, and acknowledges having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR:

Print Name: ________________________

Signature:__________________________

Print Name: ________________________

Signature:__________________________

Title (if entity)_______________________

__________________________________

Street Address

__________________________________

Street Address – 2nd line

__________________________________

City, State, Zip

NUMBER OF UNITS PURCHASED (at $50,000 per Unit): ___________________

Date: __________________

Contact Person: ______________________

Telephone No. _____________________

E-mail Address: ____________________

Soc Sec # or Fed ID #________________

———————

6

To be completed to reflect date of First Closing.  Investors should not complete this.

APPENDIX A

Additional Definitions

For purposes of this Agreement, the following additional capitalized terms shall have the respective definitions set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) up to 1,700,000 shares of Common Stock or options, in the aggregate, to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on Final Closing Date, provided that such securities have not been amended since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreements, dated on or about May 27, 2011, by and among the Company and each of the directors, officers, and 10% stockholders of the Company.

“Per Share Purchase Price” equals $0.80, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent Closing Conditions” shall consist of the following deliveries any or all of which can be waived by the Placement Agent at its sole discretion: (i) lock-up agreements on Company stock sales from officers, directors and significant holders of the Company’s securities in form and substance reasonably acceptable to the Placement Agent; (ii) employment agreements with Steve Rogai, Kevin Harrington and Dennis Healey with terms of no less than two (2) years and such other terms reasonably acceptable to the Placement Agent; (iii) the Company shall have obtained D&O insurance, as well as a key man life insurance policy on Kevin Harrington for no less than $2 million payable to the Company; (iv) the Company reaching agreement with at least two (2) independent directors to join the Board (v) the adoption of the name change of the Company and reverse split specified in the Company’s Schedule 14C Information Statement and (vi) Steve Rogai shall have converted his note payable by the Company in the principal amount of approximately $107,000, together with accrued interest thereon, into Units at the same price as investors in the Offering ($0.80 per Unit).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 2.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX, OTCQB or OTC Pink (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, together with all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Pacific Stock Transfer Company , the current transfer agent of the Company, with a mailing address of 4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119 and a facsimile number of (702) 433-1979, and any successor transfer agent of the Company.

Exhibit A-1

First Closing held on                 , 2011

Schedule of Investors

Investor	Shares	Warrants	Purchase Price

FIRST CLOSING TOTAL

Exhibit A-2

Subsequent Closing held on ________, 2011

Schedule of Investors

Investor	Shares	Warrants	Purchase Price

SUBSEQUENT CLOSING TOTAL

EXHIBIT B

SCHEDULE OF EXCEPTIONS

Schedule 2.1

Subsidiaries

% Ownership
TV Goods Holding Corporation	100%
TV Goods, Inc.	100%

Schedule 2.7

Pro-Forma Capitalization Table (Post Reverse-Split)

Security	Ref	Closing Date	Number
			Authorized	Outstanding
Undesignated Preferred stock			10,000,000	0
Common stock:	(A)		750,000,000
Shares outstanding				12,069,526
2010 PPM Warrants Series A @ $3.00	(C)	Various 4/30/2010		2,237,500
Series B @ $5.00		to		2,237,500
Series C @ $10.00		1/31/2011		2,237,500
				6,712,500
Octagon Convertible debenture:	(D)	4/11/2011
Conv of Note Principal + $45,000 int @$0.64				1,242,188
Warrants: PIPE Warrants @ $1.00				1,242,188
Series A @ $3.00				229,688
Series B @ $5.00				107,813
Series C @ $10.00				93,750
				2,915,625
Garden State Securities Offering:	(E)	5/27/2011
Warrants:		and
Series A @ $3.00		6/15/2011		380,250
Series B @ $5.00				146,250
Series C @ $10.00				146,250
				672,750
Other Warrants: 7111266 Canada, Inc. (S Page) @ $3.15	(F)	6/1/2011		75,000
As Seen on TV Warrants: Mary Beth Fasano @ $7.00	(G)	6/20/2011		45,000
Frank Costanzo @ $7.00	(G)	6/20/2011		5,000
				50,000
Montel Williams Enterprises, Inc. War $1.80	(H)	7/26/2011		31,875
Icon Partners, LLC Warrants @ $1.80	(H)	7/26/2011		5,625
Subtotal Other Warrants				162,500
Subtotal Page 1				22,532,901

10/4/2011

Schedule 2.7

Pro-Forma Capitalization Table (Post Reverse-Split)

Security	Ref	Closing Date	Number
			Authorized	Outstanding
Balance Forward				22,532,901
National Securities Conv. Debenture		8/29/2011
Conversion of Note Principal @$0.64	(I)			2,854,688
Bridge Warrants @ $1.00 (See (1) below)	(1)			2,854,688
Warrants @ $0.64 (See (1) below)	(I)			8,789,062
				14,498,437
Placement agent warrants @ $0.64				1,164,375
				15,662,812
Officer Note Payable	(J)	5/25/2010
Conversion of Note Principal @$0.80				133,750
PIPE Warrants @ $1.00				133,750
				267,500
Compensatory options: Options @ $1.50	(K)	5/26/2010	1,700,000	700,000
Options @ $2.20		12/20/2010		100,000
Options @ $1.80		6/27/2011		25,000
Options @ $0.96		9/26/2011		425,000
				1,250,000
Fully diluted total				39,713,213

(1) $1,800,000/$.64=2,812,500 warrants; plus interest of $27,000/$.64 = 42,188; 2,812,500 + 42,188 = 2,854,688. PA warrants: (2,854,688 + 2,812,500 + 5,976,562) X 10% = 1,164,375

Schedule 2.7

Pro-Forma Capitalization Table (Post Reverse-Split)

Legend

(A)

Increased from 400,000,000 to 750,000,000 effective June 15, 2011.

(B)

Total shares outstanding agreed to Transfer Agent Shareholder Listing at September 22, 2011

Officer / director share ownership:
Kevin Harrington	4,330,294
Steven Rogai	750,000
	5,080,294	(42.1% total shares O/S)

(C)

Warrants issued in connection with series of Private Placement closed between April 30, 2010 and January 31, 2011.

(D)

Convertible Debenture with Octagon Capital Partners; $750,000; closed April 11, 2011. Principal convertible at $0.20 pre-split per share (reduced to $0.10 by Aug. 17, 2011 Amendment); 200% warrant coverage; 100% warrant coverage @ $3.00; 50% warrant coverage at $5.00 and $10.00, respectively. Also includes Placement Agent Warrants: 42,187 @ $3.00 per share and 14,063 at $5.00 per share paid to Garden State Securities. Principal converts at $0.64 in follow-on financing.

(E)

Garden State Securities Offerings:

(i)

1st Closing May 27, 2011; $1,070,000 gross proceeds; 267,500 shares issued at $0.20 pre-split per share; 100% warrant coverage at $3.00; 50% warrant coverage at $5.00 and $10.00, respectively. Also includes Placement Agent Warrants: 10% of securities issued, at lowest price ($3.00 per share).

(ii)

2nd Closing June 15, 2011; $100,000 gross proceeds; 500,000 shares issued at $0.20 pre-split per share; 100% warrant coverage at $3.00; 50% warrant coverage at $5.00 and $10.00, respectively. Also includes Placement Agent Warrants: 10% of securities issued, at lowest price ($3.00 per share). Note: Pursuant to August 17, 2011 amendment, conversion price reduced to $0.10 pre-split per share resulting in the issuance of an additional 267,500 common shares.

(F)

Warrants issued consultant in connection with Canadian operations re: Steven Page

(G)

Warrants issued in partial consideration for As Seen on TV transaction. Also issued 250,000 common shares which are included in shares outstanding.

(H)

Talent fee for Living Pure Heater project - 3 year term @ $1.80 per share; issued July 26, 2011

(I)

$1,800,000 12% Conv Debentures; closed August 29, 2011. Initial conversion price subject to change; 80% of pricing on follow-on financing in excess of $4 million; 100% warrant coverage and 10% warrant coverage to placement agent.

(J)

Note payable to CEO dated May 25, 2010 (renewed 1 year); convertible at $0.80 per new Unit

(K)

Granted under the Company's shareholder approved (ISO) equity compensation plans

10/4/2011

Schedule 2.9
Material Changes; Undisclosed Events, Liabilities of Developments

None.

Schedule 2.10

Litigation

None.

Schedule 2.17

Transactions with Affiliates and Employees

None.

Schedule 2.18

Sarbanes-Oxley; Internal Accounting Controls

As reported on the Company's most recent Quarterly Report on Form 10-Q:

Our management carried out an evaluation with the participation of our Chief Executive Officer and who serves as our principal executive officer and principal financial and accounting officer, required by Rule 13a-15 of the Securities Exchange Act of 1934 (the "Exchange Act") of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act.

Based on this evaluation, our Chief Executive Officer concluded that as of June 30, 2011, our disclosure controls and procedures were not effective such that the information relating to our company required to be disclosed in our SEC reports (i) is recorded processed, summarized and reported within the time periods specified in SEC rules and forms a (ii) is accumulated and communicated to our management to allow timely decisions regarding required disclosures. Our management concluded that our disclosure controls and procedures were not effective as described in more detail below. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis.

The specific weaknesses identified by our management were insufficient segregation of duties in our finance and accounting functions and lack of sufficient review by corporate management. The weaknesses are principally due to our recent transition from a private company to public company and lack of resources and working capital. During the period covered by this report we had limited staff. These deficiencies resulted in the following:

•

On and after May 28, 2010, we did not have the appropriate policies and procedures in place to ensure that the reverse merger transaction with H&H Imports, Inc. was accounted for as a reverse recapitalization rather that a reverse acquisition transaction.

•

We did not properly recognize our base rent expense on our Clearwater, Florida facility using the straight-line method.

•

We did not provide certain required, expended disclosures in our financial footnotes relating to our share based payments and warrant issuances during the periods reported.

•

Certain adjustments were made to our financial statements as a result of improper accounting treatment of complex debt and equity transactions.

•

Insufficient resources which restricts the Company's ability to complete financial statements in a timely manner.

•

Lack of an audit committee which results in ineffective oversight over the Company's financial reporting and accounting.

To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and accounting consultants. As we grow, we expect to increase our number of employees, which will enable us to implement adequate segregation of duties within the internal control framework. To correct these ongoing material weaknesses referenced above, management has implemented an overall program of enhanced disclosures and review procedures. We continue to formalize and update the documentation of our internal control processes, including our financial reporting processes. Subject to additional working capital we intend to hire additional accounting personnel.

Schedule 2.27

Solvency -- Secured and Unsecured Indebtedness

12% Note payable to Steven Rogai (CEO)	$107,000 (A)
Convertible Debenture - Octagon Capital	750,000 (B)
12% Senior Convertible Debenture	1,800,000 (C)

(A)

Carried/reported as related party transaction. The principal and related accrued interest will automatically convert into the current financing at $0.80 per Unit.

(B)

 Note matures December 1, 2011. The principal and related accrued interest will automatically convert into the current financing at $0.64 per Unit.

(C)

Note matures six months from closing, August 29, 2011. The principal and related accrued interest will automatically convert into the current financing at $0.64 per Unit.

Schedule 2.31

Accountants

EisnerAmper LLP

2015 Lincoln Highway

Edison, New Jersey 08818

Partner: Brian Downey (732) 947-3616